Exhibit 10.3

Deferred Stock Unit Award Agreement

This Deferred Stock Unit Award Agreement (this “Agreement”) dated as of the Date of Grant (the “Date of Grant”) set forth in the Notice of Deferred Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”) is made between Golfsmith International Holdings, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1.	Definitions.

Capitalized terms used but not defined herein have the meaning set forth in the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “Plan”).

2.	Grant of the Deferred Stock Unit.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of common stock of the Company, par value $0.001 per share (“Shares”) set forth in the Grant Notice (the “Deferred Stock Unit”).

3.	Delivery of Shares.

As soon as reasonably practicable following the date of the Participant’s Termination, the Company shall cause to be delivered to the Participant the full number of Shares underlying the Deferred Stock Unit, subject to satisfaction of any applicable tax withholding pursuant to Article XVI of the Plan.

4.	No Ownership Rights Prior to Issuance of Shares.

Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Deferred Stock Unit, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company in accordance with the terms of the Plan and this Agreement.

5.	No Right to Continued Service.

Neither the Deferred Stock Unit nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the service of the Company or any Subsidiary or, any Affiliate for any period, nor restrict in any way the right of the Company or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s service at any time for any reason.

6.	The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at Golfsmith International Holdings, Inc. 11000 N. IH-35, Austin, TX 78753.

7.	Compliance with Laws and Regulations.

(a) The Deferred Stock Unit and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that the Shares received in respect of the Deferred Stock Unit shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c) If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

8.	Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to Golfsmith International Holdings, Inc. 11000 N. IH-35, Austin, TX 78753, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

9.	Other Plans.

The Participant acknowledges that any income derived from the Deferred Stock Unit shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary or Affiliate.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:

Printed:

Its: Chairman, Compensation Committee

Golfsmith International Holdings, Inc. Board of Directors

I DO NOT accept this Deferred Stock Unit:

Signature:

Printed Name: